UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 2, 2017

Kite Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36508	27-1524986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2225 Colorado Avenue Santa Monica, California		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 824-9999

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 2, 2017, Kite Pharma, Inc. (“Kite”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC, as the representative of the several underwriters (the “Underwriters”), relating to the offering, issuance and sale (the “Offering”) of 4,750,000 shares of Kite’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $75.00 per share, which Kite estimates will result in approximately $347.4 million of net proceeds to Kite after deducting the underwriting discounts and commissions and estimated offering expenses. The Offering is expected to close on or about March 7, 2017, subject to customary closing conditions. In addition, the Underwriters have a 30-day option to purchase up to an additional 712,500 shares of Common Stock. All of the shares in the Offering are being sold by Kite.

The Offering is being made pursuant to Kite’s effective shelf registration statement on Form S-3ASR (Registration No. 333-208382) previously filed with the Securities and Exchange Commission. The Offering is being made only by means of a prospectus supplement and an accompanying prospectus.

The Underwriting Agreement contains customary representations, warranties and agreements by Kite, conditions to closing, indemnification obligations of Kite and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report:

1.1	Underwriting Agreement, dated March 2, 2017, by and between Kite Pharma, Inc. and Jefferies LLC, as the representative of the several underwriters.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2017	KITE PHARMA, INC. (Registrant)

	By:	/s/ Paul Jenkinson
	Name: Title:	Paul Jenkinson Chief Financial Officer